CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 21, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of Franklin Templeton International Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.



                                                  /s/PricewaterhouseCooper LLP
                                                  ----------------------------
                                                   PricewaterhouseCoopers LLP


Fort Lauderdale, Florida
February 26, 2001